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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM 8-A/A-1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           RURAL CELLULAR CORPORATION
          -------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

         Minnesota                                       41-1693295
-------------------------------------------  ---------------------------------
 (State of incorporation or                           (I.R.S. Employer
        organization)                                Identification No.)


        P. O. Box 2000
     3905 Dakota Street SW
      Alexandria, Minnesota                                      56308
-------------------------------------------  -----------------------------------
 (Address of principal executive                               (Zip Code)
           offices)


           If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

           If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d).please check the following box. /X/

           Securities Act registration statement file number to which this form relates: ____________ (if applicable).

           Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                            Name of each exchange on
   to be so registered                      which each class is to be registered
   -------------------                      ------------------------------------

         N/A                                                   N/A

--------------------------------------  ----------------------------------------
        Securities to be registered pursuant to Section 12(g) of the Act:

                         Preferred Share Purchase Rights
                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        Effective March 31, 2000, the Company amended the Rights Agreement dated as of April 30, 1999 by and between the Company and Norwest Bank Minnesota, National Association, as Rights Agent.

ITEM 2.  EXHIBITS.

        Amendment dated March 31, 2000, to Rights Agreement dated April 30, 1999, by and between the Company and Norwest Bank Minnesota, National Association, as Rights Agent.


                                    SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                RURAL CELLULAR CORPORATION


Dated:  April 18, 2000                          By  /s/ Wesley E. Schultz
                                                   ---------------------------
                                                   Wesley E. Schultz
                                                   Its Senior Vice President and
                                                       Chief Financial Officer


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